EXHIBIT 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Credit Agreement referred to below is entered into as of March 17, 2014, among KIMCO REALTY CORPORATION, a Maryland corporation (“Kimco”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several banks, financial institutions and other entities from time to time party to the Credit Agreement referred to below (the “Lenders”), and the Lenders party hereto. Unless the context otherwise requires, capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement dated as of April 17, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kimco, the Lenders, the Administrative Agent, and the other agents party thereto.

R E C I T A L S:

WHEREAS, the Existing Revolving Credit Agreement has been or will be amended effective as of the date hereof (such amendment, the “Existing Revolving Credit Agreement Amendment”);

WHEREAS, Section 10.1 of the Credit Agreement provides, in part, that “if a Lender hereunder is also a “Lender” as defined in and pursuant to the Existing Revolving Credit Agreement and approves any amendment or modification to the Existing Revolving Credit Agreement or any other “Loan Document” as defined in the Existing Revolving Credit Agreement, then, to the extent such amendment or modification relates to terms also contained in this Agreement or any other Loan Document, as applicable, such Lender shall be deemed to have approved such amendment or modification to this Agreement or such other Loan Document, as applicable . . . ”; and

WHEREAS, the parties hereto constitute the Required Lenders, Kimco and the Administrative Agent, and such parties desire to amend the Credit Agreement to make changes in certain of the covenants and related definitions, exhibits and schedules that correspond to the amendments effected by the Existing Revolving Credit Agreement Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

Article I

Amendments

Section 1.1.     The definition of the term “Gross Asset Value” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Gross Asset Value”: as of any relevant date, an amount equal to (I) the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 7.00%, plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at the lower of “cost” or book value, and (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, plus (d) Kimco’s investments in and advances to the Unconsolidated Entities valued at the lower of cost or market as reflected in the consolidated financial statements of Kimco as of such date, plus (e) 100% of the bona fide purchase price of Properties acquired within 24 months prior to such date, minus (II) as applicable, (a) the amount, if any, excluded from the amount of Total Indebtedness for purposes of calculating the ratio of Total Indebtedness to Gross Asset Value as set forth in the proviso of Section 7.1(a), or (b) the amount, if any, excluded from the amount of Total Priority Indebtedness for purposes of calculating the ratio of Total Priority Indebtedness to Gross Asset Value as set forth in the proviso of Section 7.1(b); provided that (1) the items described in clause (I)(d) shall not be taken into account to the extent that the amount thereof exceeds 30% of Gross Asset Value, (2) the items described in clauses (I)(c) and (I)(d) (other than mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 40% of Gross Asset Value, and (3) not more than 30% in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico.”

Section 1.2.     The definition of the term “Test Period” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Test Period”: a period of four (4) consecutive fiscal quarters of Kimco.”

Section 1.3.     The definition of the term “Total Debt Service” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Total Debt Service”: in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (provided that there shall be excluded optional prepayments and balloon payments due at maturity, and non-cash interest expense with respect to convertible debt, and provided, further, that the amount of any scheduled principal debt amortization payment paid during such Test Period with respect to Indebtedness related to a property acquired during such Test Period or otherwise assumed in connection with an acquisition consummated during such Test Period shall be limited, for purposes of calculating Total Debt Service, in proportion to the fraction of such Test Period during which Kimco or another Consolidated Entity owned such property or had assumed such Indebtedness, as applicable), plus preferred stock dividends paid during such Test Period.”

Section 1.4.     The definition of the term “Total Indebtedness” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Total Indebtedness”: as of any date of determination, the principal amount of all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and of any other Consolidated Entities, outstanding at such date.”

Section 1.5.     The definition of the term “Total Unsecured Interest Expense” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Total Unsecured Interest Expense”: actual interest expense (accrued, paid, or capitalized, but excluding non-cash interest expense with respect to convertible debt) on all Unsecured Debt of Kimco or of any Consolidated Entity.”

Section 1.6.     The definition of the term “Unencumbered Assets NOI” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Unencumbered Assets NOI”: for any period, Unencumbered Property NOI, plus (a) 75% of management fee revenues earned by Kimco and its Wholly Owned Subsidiaries in respect of properties owned by any Unconsolidated Entity, plus (b) the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables; provided that management fee revenues earned in respect of properties owned by any Unconsolidated Entity, dividend and interest income from unencumbered mezzanine loan receivables and Unencumbered Assets NOI attributable to assets located outside of the United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico shall not be taken into account to the extent the sum of all such items exceeds 30% of Unencumbered Assets NOI for the applicable period.”

Section 1.7.     The definition of the term “FFO” in Section 1.1 (Defined Terms) is hereby deleted in its entirety.

Section 1.8.     The definition of the term “NAREIT” in Section 1.1 (Defined Terms) is hereby deleted in its entirety.

Section 1.9.     Section 6.3 (Payment of Obligations) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Kimco shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco, (b) Non-Recourse Indebtedness to the extent that Kimco has determined in good faith that it is in its best interests to contest or not pay such Non-Recourse Indebtedness or (c) other obligations which aggregate not more than $50,000,000 to the extent that Kimco has determined in good faith that it is in its best interests to contest or not pay such other obligations.”

Section 1.10.     Section 7.1(a) (Financial Covenants/Total Indebtedness Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Total Indebtedness Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00 (or 0.65 to 1.00 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions); provided that for the purpose of determining the foregoing ratio, there shall be excluded from the amount of Total Indebtedness the amount of Total Indebtedness that matures by its terms within 24 months after such date of determination, such exclusion to be limited, however, to the excess of (i) the dollar equivalent of the aggregate amount of Unrestricted Cash and Cash Equivalents then held by Kimco and the Consolidated Entities over (ii) $35,000,000.”

Section 1.11.     Section 7.1(b) (Financial Covenants/Total Priority Indebtedness Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Total Priority Indebtedness Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Priority Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.35 to 1.00; provided that for the purpose of determining the foregoing ratio, there shall be excluded from the amount of Total Priority Indebtedness the amount of Total Priority Indebtedness that matures by its terms within 24 months after such date of determination, such exclusion to be limited, however, to the excess of (i) the dollar equivalent of the aggregate amount of Unrestricted Cash and Cash Equivalents then held by Kimco and the Consolidated Entities over (ii) $35,000,000.”

Section 1.12.     Section 7.1(f) (Financial Covenants/Fixed Charge Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio. Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.50 to 1.00. Solely for the purpose of calculating the ratio in this clause (f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Unconsolidated Entities (“Unconsolidated Entity Operating Cash Flow”), and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of the term “Total Adjusted EBITDA”.”

Section 1.13.     Section 7.5 (Limitation on Transactions with Affiliates) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Neither Kimco nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than Kimco or any of its Wholly Owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.”

Section 1.14.     Section 7.7(b) (Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges; Swap Agreements) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility entered into by Kimco or any of its Subsidiaries and not prohibited by this Agreement. For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by the applicable Borrower, the lender(s) thereunder would be obligated to fund loans pursuant thereto.”

Section 1.15.     Section 7.7(c) (Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges; Swap Agreements) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Enter into with any Person, or suffer to exist, any agreement which, in any such case, prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens, Financing Leases or mortgage financings (in which case any such prohibition or limitation shall only be effective against the assets financed thereby), (iii) any agreement in effect as of the date hereof and identified on Schedule 7.7 hereto (and any extension or renewal of, or any amendment or modification thereto), or (iv) any agreement related to Indebtedness or Liens incurred, or asset sales or other transactions consummated or to be consummated, by Kimco or such Subsidiary containing customary restrictions on the ability of Kimco or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired).”

Section 1.16.     Exhibit E (Form of Compliance Certificate) is hereby amended and restated in its entirety to read as set forth on Annex A attached hereto.

Section 1.17.     A new Schedule 7.7 (Restrictive Agreements) to the Credit Agreement is hereby added in the form of Annex B attached hereto.

Section 1.18.     Schedule 1.1B (FFO Definition Variations) to the Credit Agreement is hereby deleted.

Article II

Representations, Warranties and Agreements of the Loan Parties

Each Loan Party hereby represents and warrants that:

(a)     (i) it has the corporate (or limited liability company, as applicable) power and authority, and the legal right, to make, deliver and perform this Amendment, (ii) it has taken all necessary corporate (or limited liability company, as applicable) action to authorize the execution, delivery and performance of this Amendment and (iii) the execution, delivery and performance of this Amendment will not violate any Requirement of Law or any Contractual Obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except, in the case of clause (iii), where the same could not reasonably be expected to have a Material Adverse Effect;

(b)     as of the Amendment Effective Date, this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(c)     no consent of any other Person is required in connection with the execution, delivery and performance by such Loan Party of this Amendment other than those that have already been duly made or obtained and remain in full force and effect.

Article III

Other Agreements

Section 3.1.     The Credit Agreement and the other Loan Documents, each as amended and modified hereby, are hereby ratified and confirmed and shall continue in full force and effect. All references in any Loan Document to the Credit Agreement or any other Loan Document shall be deemed to be references to the Credit Agreement or such other Loan Document as amended and modified by this Amendment, and as the same may be further amended, supplemented or otherwise modified from time to time.

Section 3.2.     The execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, the Administrative Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

Section 3.3.     This Amendment and the Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and thereof.

Section 3.4.     Neither this Amendment nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into in accordance with Section 10.1 of the Credit Agreement. The fact that a signature line is provided below for a Person does not mean that the Credit Agreement or any other Loan Document previously executed and delivered requires or does not require such Person’s consent for any modifications provided in this Amendment or that requesting or obtaining such consent has created or changed any such requirement.

Section 3.5.     This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Section 3.6.     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement. Delivery of an executed signature page of this Amendment by any electronic means that reproduces an image of the actual executed signature page shall be as effective as delivery of a manually executed counterpart of this Amendment.

Article IV

Effectiveness

The agreements and modifications set forth in Article I of this Amendment shall become effective on the date (the “Amendment Effective Date”) when (A) the Administrative Agent shall have received from each Loan Party and the Administrative Agent either (i) a counterpart of this Amendment signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment and, in either case, (B) the Required Lenders shall have consented to the Administrative Agent’s execution and delivery of this Amendment (which consents of such Lenders may, but need not, be evidenced by delivery to the Administrative Agent by the Lenders of counterparts of this Amendment signed on their behalf or written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of a signed signature page of this Amendment) that they have signed a counterpart of this Amendment). The parties hereto agree that from and after the Amendment Effective Date, this Amendment shall be binding upon each of the Loan Parties, the Administrative Agent and the Lenders, and their respective successors and assigns.

The Administrative Agent shall notify Kimco and the Lenders of the occurrence of the Amendment Effective Date if and when the foregoing condition precedent has been satisfied, and such notice shall be conclusive and binding.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed and delivered as of the date first written above.

KIMCO REALTY CORPORATION

By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

PNC BANK, NATIONAL ASSOCIATION, as a
Lender, and as Administrative Agent

By:	/s/ Brian P. Kelly
Name: Brian P. Kelly
Title: Senior Vice President

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

REGIONS BANK, as a Lender

By:	/s/ Kyle Upton
Name: Kyle Upton
Title: Vice President

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Andrew W. Hussion
Name: Andrew W. Hussion
Title: Vice President

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Rita Lai
Name: Rita Lai
Title: Authorized Signer

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gary D. Houston
Name: Gary D. Houston
Title: Vice President

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Director

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

SUNTRUST BANK, as a Lender

By:	/s/ Daniel J. Reddy
Name: Daniel J. Reddy
Title: SVP

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

By:	/s/ J.T. Johnston Coe
Name: J.T. Johnston Coe
Title: Managing Director

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ George M. Sherman
Name: George M. Sherman
Title: Director

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Joshua Freedman
Name: Joshua Freedman
Title: Authorized Signatory

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page to First Amendment dated as of March 17, 2014 to Credit Agreement dated as of April 17, 2012 among Kimco Realty Corporation,

PNC Bank, National Association and Others

METROPOLITAN LIFE INSURANCE CO., as a Lender

By:	/s/ Matthew J. McInemy
Name: Matthew J. McInemy
Title: Managing Director

EXECUTION PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT

Annex A

Amended and Restated Exhibit E (Form of Compliance Certificate)

See attached

A-1

Annex B

New Schedule 7.7 (Restrictive Agreements)

TRANSACTION(S) REFERRED TO IN SECTION 7.7

1)

Indenture, dated as of September 1, 1993, between Kimco Realty Corporation and Bank of New York (as successor to IBJ Schroder Bank and Trust Company), as supplemented by the first supplemental indenture thereto, dated as of August 4, 1994, the second supplemental indenture thereto, dated as of April 7, 1995, the third supplemental indenture thereto, dated as of June 2, 2006, the fourth supplemental indenture thereto, dated as of April 26, 2007, the fifth supplemental indenture thereto, dated as of September 24, 2009, and the sixth supplemental indenture thereto, dated as of May 23, 2013;

2)

Indenture, dated as of April 21, 2005, between Kimco North Trust III, Kimco Realty Corporation and BNY Trust Company of Canada, as supplemented by the first supplemental indenture thereto, dated as of June 2, 2006, the second supplemental indenture thereto dated as of August 16, 2006, the third supplemental indenture thereto, dated as of April 13, 2010, and the fourth supplemental indenture thereto, dated July 22, 2013;

3)

Indenture, dated April 6, 2001, between Pan Pacific Retail Properties, Inc. and The Bank of New York, as trustee, as supplemented by the first supplemental indenture thereto, dated as of October 31, 2006;

4)

Amended and Restated Credit Agreement, dated as of March 17, 2014, among Kimco Realty Corporation, as borrower, the subsidiary borrowers party thereto, the lenders and agents party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

5)

Credit Agreement, dated as of December 14, 2012, among KRC Interco S.A. de C.V. SOFOM E.N.R., as borrower, Kimco Realty Corporation, as guarantor and Scotiabank Inverlat, Sociedad Anónima, Institucion de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as lender, as amended (including on the date hereof);

6)

Credit Agreement, dated as of April 17, 2012, among Kimco Realty Corporation, as borrower, the several banks, financial institutions and other entities from time to time parties thereto, PNC Bank, National Association, as administrative agent, and each of the other parties named therein, as amended (including on the date hereof);

7)

Credit Agreement, dated as of June 28, 2012, by and among InTown Hospitality Corp. as borrower, Kimco Realty Corporation, as guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the other parties named therein, as amended (including on the date hereof);

B-1

PRO-FORMA

ANNEX A

AMENDED AND RESTATED EXHIBIT E
(FORM OF COMPLIANCE CERTIFICATE)

For the Fiscal Quarter ended
For the Fiscal Year ended

This Compliance Certificate is furnished pursuant to Section 6.2(b) of the Credit Agreement dated as of April 17, 2012 among KIMCO REALTY CORPORATION ("Kimco"), the several banks, financial institutions and other entities from time to time party thereto (collectively, the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other agents party thereto. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer of Kimco hereby certifies as follows:

(1) The financial statements referred to in Section 6.1(a) or 6.1(b), as the case may be, of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein.

(2) The covenants listed below are calculated with respect to the period of four consecutive fiscal quarters of Kimco ended on the date set forth above.

(Amounts presented in 000's except ratios)

1	Total Indebtedness Ratio (Section 7.1(a))

(a) Total Indebtedness

(i) Principal amount of all Indebtedness of Kimco, its Wholly Owned Subsidiaries, and any other Consolidated Entity

Exclusion

(ii) Amount of (i) that matures within 24 months

(iii) Unrestricted cash held by Kimco and Consolidated entities

(iv) Amount by which (iii) exceeds $35,000,000

(v) Exclusion = lesser of (ii) and (iv)

(vi) Total Indebtedness (for purposes of ratio) = (i) minus (v)

(b) Gross Asset Value

Start by calculating Total EBITDA: 1 +/- 2 = 3

1. Consolidated Net Income

2. Adjustments to Consolidated Net Income

add back:

A. Depreciation and Amortization

B. Losses on extraordinary items

C. Losses on sales of operating real estate

D. Losses on early extinguishment of debt

E. Losses on impairments

F. Losses on investments in marketable securities

G. Provisions for income taxes

H. EBITDA adjustment of Unconsolidated Entities

I. Acquisition costs

J. Total interest expense

and subtract:

A. Gain on extraordinary items

B. Gain on sale of operating real estate

C. Gain on early extinguishment of debt

D. Gain on impairments

E. Gains on investments in marketable securities

F. Benefits for income taxes

Net Adjustments to Consolidated Net Income

(i) 3. Total EBITDA = Consolidated Net Income +/- Net Adjustments

(ii) Management fee income included in Total EBITDA

(iii) Other income included in Total EBITDA not attributable to Properties

(iv) Sum of (ii) and (iii)

(v) 15% of Total EBITDA above

(vi) Amount by which (iv) exceeds (v)

(vii) Replacement reserves of $.15 per year per square foot of gross leasable area (pro rated for the applicable period)

(viii) Straight lining adjustment

(ix) EBITDA of the Unconsolidated Entities

(x) Income from mezzanine and mortgage loan receivables

(xi) Dividend and interest income from marketable securities

(xii) EBITDA of Properties acquired within last 24 months

(xiii) Total Adjusted EBITDA = (i) minus (vi) minus (vii) minus (viii) minus (ix) minus (x) minus (xi) minus (xii)

(xiv) (Reserved)

(xv) Capitalized annualized Total Adjusted EBITDA = Line (xiii) divided by 0.0700

(xvi) Unrestricted Cash and Cash Equivalents

(xvii) Land and development projects of Kimco and Consolidated Entities, at lower of cost or book value

(xviii) Mezzanine and mortgage loan receivables of Kimco and Consolidated Entities, at lower of cost or market

(xix) (Reserved)

(xx) Marketable securities held by Kimco and Consolidated Entities, as valued on Kimco's consolidated financial statements

(xxi) Kimco's investment in and advances to Unconsolidated Entities

(xxii) 100% of the bona fide purchase price of Properties acquired within last 24 months

(xxiii) SUBTOTAL: Gross Asset Value = (xv) plus (xvi) plus (xvii) plus (xviii) plus (xix) plus (xx) plus (xxi) plus (xxii) (subject to Adjustments, if any)

Adjustment to reduce Gross Asset Value by amount of Exclusion from Total Indebtedness

Adjustment to limit (xxi) to 30% of Gross Asset Value

Adjustment to limit sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) to 40% of Gross Asset Value

Adjustment so no more than 30% of Gross Asset Value is attributable to assets located outside United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico

(xxiv) Gross Asset Value (after Adjustments)

TOTAL INDEBTEDNESS RATIO (a)/(b)

Must be less than or equal to: 0.60 (or 0.65 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions)

2	Total Priority Indebtedness Ratio (Section 7.1(b))

(a) Total Priority Indebtedness

(i) Indebtedness of Kimco and Consolidated Entities, secured by their respective assets

(ii) Unsecured third party Indebtedness of the Consolidated Entities other than to Kimco or any Consolidated Entity (excluding any unsecured debt unconditionally guaranteed by Kimco)

(iii) Sum of (i) and (ii)

Exclusion

(iv) Amount of (i) and (ii) that matures within 24 months

(v) Unrestricted cash held by Kimco and Consolidated Entities

(vi) Amount by which (v) exceeds $35,000,000

(vii) Exclusion = lesser of (iv) and (vi)

(viii) Total Priority Indebtedness (for purposes of ratio) = (iii) minus (vii)

(b) Gross Asset Value

(i) SUBTOTAL: Gross Asset Value (Total Indebtedness ratio calculation) (subject to Adjustments, if any)

Adjustment to reduce Gross Asset Value by amount of Exclusion from Total Priority Indebtedness

Adjustment to limit (xxi) to 30% of Gross Asset Value

Adjustment to limit sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) to 40% of Gross Asset Value

Adjustment so no more than 30% of Gross Asset Value is attributable to assets located outside United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico

(ii) Gross Asset Value (after Adjustments)

TOTAL PRIORITY INDEBTEDNESS RATIO (a)/(b):
Must be less than or equal to: 0.35

3	Minimum Unsecured Interest Coverage Ratio (Section 7.1(e))

(a) Property NOI of Unencumbered Properties

(v) Property Gross Revenues

(w) Property Operating Expenses

(x) management fee reserve of 3% of Property Gross Revenues

(y) replacement reserve @ $.15 per square foot, per annum of GLA

(z) Unencumbered Property NOI = (v) - (w) - (x) - (y)

(b) 75% of management fee revenues in respect of properties owned by Unconsolidated Entities

(c) Dividends and interest on marketable securities

(d) Income from mezzanine and mortgage loan receivables

(e) Unencumbered Assets NOI = (a) plus (b) plus (c) plus (d), subject to the following adjustment:

Adjustment so no more than 30% of Unencumbered Assets NOI is attributable to assets located outside United States and Puerto Rico, or to Entities not organized in and not having principal offices in the United States or Puerto Rico, management fee revenues earned in respect of properties owned by any Unconsolidated Entity, and dividend and interest income from unencumbered mezzanine loan receivables

(f) Unencumbered Assets NOI

(g) Total Unsecured Interest Expense (excludes non-cash interest on convertible debt)

RATIO OF UNENCUMBERED ASSETS NOI TO TOTAL UNSECURED INTEREST EXPENSE (f)/(g)

Must be greater than or equal to: 1.75:1.00

4	Fixed Charge Coverage Ratio (Section 7.1(f))

Total Adjusted EBITDA (as used in Fixed Charge Ratio calculation)

(a) Total Adjusted EBITDA (from prior page)

Add back:

(b) Income from mezzanine and mortgage loan receivables

(c) Dividend and interest income from marketable securities

(d) EBITDA of Properties acquired within last 24 months

(e) Cash flow distributions from Unconsolidated Entities over past 12 months

(f) Fixed Charge Total Adjusted EBITDA = (a) plus (b) plus (c) plus (d) plus (e)

Total Debt Service

(g) Total interest expense

(h) scheduled principal amortization for Kimco and Consolidated Entities (excluding optional prepayments, balloon payments due at maturity, and non-cash interest on convertible debt, (excluding optional prepayments, balloon payments due at maturity, and non-cash interest on convertible debt and provided that the amount of any scheduled principal debt amortization payment paid during the Test Period with respect to Indebtedness related to a property acquired during such Test Period shall be limited in proportion to the fraction of such Test Period during which Kimco or another Consolidated Entity owned such property or had assumed such Indebtedness as applicable)

(i) Preferred stock dividends

(j) Total Debt Service = Total of (g), (h) and (i)

FIXED CHARGE COVERAGE RATIO: (f)/(j)

Must be greater than or equal to: 1.50:1.00

(3) To the best of such Responsible Officer's knowledge, the Borrower and each of the other Loan Parties has, during the period referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:  NONE.

IN WITNESS WHEREOF, I have hereto set my name.

Name: Glenn G. Cohen
Title: Executive Vice President, Chief Financial
Officer and Treasurer